UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________
FORM 8-K/A
_______________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 5, 2012 (September 27, 2012)

_______________________________
ENDO HEALTH SOLUTIONS INC.
(Exact Name of Registrant as Specified in Its Charter)
_______________________________

Delaware	001-15989	13-4022871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Endo Boulevard, Chadds Ford, PA	19317
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code (610) 558-9800
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
On September 28, 2012, Endo Pharmaceuticals Holdings Inc. (“Endo” or the "Registrant") filed a Current Report on Form 8-K to report that, on September 27, 2012, the Registrant increased the size of its board of directors from nine to ten and appointed Jill D. Smith to fill this new vacancy. Endo is filing this Form 8-K/A to amend and restate Item 5.02 of the Current Report on Form 8-K filed on September 28, 2012 to correct errors in the description of the Registrant's non-employee director compensation policy, pursuant to which Ms. Smith will be compensated, to modify the description of Ms. Smith's professional experience and to discuss the initial equity grant for Ms. Smith.

Item 5.02.	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 27, 2012, the Registrant increased the size of its board of directors from nine to ten and appointed Jill D. Smith to fill this new vacancy. Ms. Smith currently serves on the board of SoundBite Communications and is a member of the executive committee for the Women's Cancer Program at Dana Farber Hospital, and a member of the board of trustees for The Rashi School. Previously, Ms. Smith served as the chairman of the board of directors and chief executive officer of DigitalGlobe, Inc., and prior to DigitalGlobe, Ms. Smith was president and chief executive officer of eDial, chief executive officer of SRDS, L.P., as well as chief operating officer of Micron Electronics, Inc. Ms. Smith also has served on the corporate boards of Germany-based Elster Group and Smith & Hawken. Ms. Smith's earlier professional experience includes co-founding Treacy & Company, LLC, a consulting and boutique investment business and holding executive positions at Sara Lee Corporation and Bain & Company.
Ms. Smith's compensation as a director will be pursuant to the Registrant's standard non-employee director compensation policy in effect from time to time. Pursuant to the Company's current standard policy regarding non-employee director compensation, a director is entitled to receive the following compensation (1) an annual cash retainer of $60,000, (2) stock-based awards valued at $200,000, consisting of 100% of restricted stock units to be awarded annually under the Endo Health Solutions Inc. 2010 Stock Incentive Plan in March of each year and (3) a per-meeting fee of $2,250 for each board meeting attended.
In connection with her appointment, on October 3, 2012, Ms. Smith was granted a stock-based award equal in value to $100,000 under the Registrant's 2010 Stock Incentive Plan, all of which was granted in the form of restricted stock units. The restricted stock units vest 100% on October 3, 2013.
There are no arrangements or understandings pursuant to which Ms. Smith was selected as a director of the Registrant. Ms. Smith does not have any relationship or related transaction with the Registrant that would require disclosure pursuant to Item 404(a) of Securities and Exchange Commission Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.
Not applicable.

(b)	Pro Forma Financial Information.
Not applicable.

(c)	Shell Company Transactions.
Not applicable.

(d)	Exhibits.
None.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO HEALTH SOLUTIONS HOLDINGS INC.
(Registrant)

By:	/s/ CAROLINE B. MANOGUE
Name:	Caroline B. Manogue
Title:	Executive Vice President, Chief Legal Officer & Secretary
Dated: October 5, 2012